Exhibit 15.2

	29 March 2024	Our Ref: MRC/KH/A6545-H22467

Partners:

Brett Basdeo

John Cartwright
Audrey Coker

John Crook

Mark Cummings

James Gaden

Thomas Granger

Kristen Kwok
Wing Lam

William Lee

Thomas Pugh

Andrew Randall

Victoria Raymond

Rupen Shah

Colette Wilkins KC

Denise Wong

*** * * * ***** **** ** ** * * ***** ** * ***** *** **

Adagene Inc.

4F, Building C14, No.218

Xinghu Street, Suzhou Industrial Park

Suzhou, Jiangsu Province, 215123

People’s Republic of China

Dear Sirs or Madam

ADAGENE INC.

Form 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation —Cayman Islands Taxation” and “Item 16.G. Corporate Governance” in the Annual Report on Form 20-F of Adagene Inc. for the fiscal year ended 31 December 2023 (the “Annual Report”), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the month of March 2024.

We hereby consent to the filing of this opinion as an exhibit to the Annual Report and to the reference to our name in the Annual Report, and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-255250) and Registration Statement on Form F-3 (333-264486).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS (HONG KONG)

WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda